SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:
May 26, 2015
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CAPROCK OIL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11011 Richmond Avenue, Suite 525 Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (713) 479-7050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On May 20, 2015, a subsidiary of Caprock Oil, Inc. (the “Company”) entered into a Purchase and Sale Agreement (“PSA”) for the simultaneous sale of all of its working interests in approximately 50 active and inactive oil and gas wells located in Texas to Welder Oil & Gas Limited Partnership. (the “Buyer”).  The cash sales price received at closing was $3,100,000, which is subject to a post-closing adjustment based on the actual revenues and expenditures attributable to the properties in the period from the effective date, January 1, 2015, to the closing date.  Pursuant to the PSA, the parties have undertaken to agree on the amount of the post-closing adjustment within 60 days after closing.  The PSA also includes customary representations and warranties by both parties to each other and provides for the indemnification to the Buyer of certain pre-closing liabilities for a two year period.

The properties that were sold to the Buyer consist of all of the Company’s interests in three long-lived, conventional fields, known as the Burnell, Kibbe and Moos fields, in South Texas.  These properties have been owned and operated by the Company or its predecessor since the early 2000’s.  Effective with the closing of the sale, an affiliate of the Buyer became the operator of the properties.  In the quarter ended March 31, 2015, the Company’s share of oil and gas production from these properties was approximately $114,000.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

Effective with the closing of the sale of the subject properties to the Buyer, the Company fully repaid the following debt obligations:  (i) Secured borrowings from a bank under an expired credit agreement in the remaining principal amount of $1,286,000; and (ii) Short term, subordinated borrowings from a group of individual lenders made under a “bridge loan” program in the current principal amount of $820,000.  Under the terms of the bridge loans, the Company was also required to remit prepayment penalties to the lenders consisting of cash in the amount of approximately $85,000.

Item 8.01.   Other Events.

Effective with the closing of the sale of the subject properties to the Buyer, the Company has substantially reduced its operating assets leaving a relatively small group of producing properties in Louisiana as well as two non-producing properties in Texas and Alabama.  The Company expects to continue to maintain its interests in these properties for the foreseeable future while it also plans to seek new business opportunities as an owner and operator of self-storage facilities.

Item 9.01   Financial Statement and Exhibits.

(b)  Pro Forma Financial Information

The Company has prepared unaudited pro forma financial statements to present the impact of the sale of the subject properties to the Buyer on the terms indicated above.  These unaudited pro forma financial statements should be read in conjunction with the Company’s historical consolidated financial statements and the related notes that are included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and its Annual Report on Form 10-K for the year ended December 31, 2014.

(d) Exhibits:

10.1	Purchase and Sale Agreement, dated May 20, 2015, between Cymri, LLC and Welder Oil & Gas Limited Partnership.

99.1	Unaudited pro forma combined financial statements and notes related thereto as of and for the three-month period ended March 31, 2015 and for the year ended December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPROCK OIL, INC.

May 26, 2015	By:	/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Chief Financial Officer